CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 (the "Registration Statement") of 110 Media Group, Inc. and Subsidiary, of our report dated March 12, 2004, which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts".


/s/ Marcum & Kliegman, LLP
--------------------------
Marcum & Kliegman, LLP
New York, New York
November 29, 2004



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